As filed with the Securities and Exchange Commission on June 26, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILVERCREST ASSET MANAGEMENT GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-5146560
(State or Other Jurisdiction of Incorporation or Organization)	(I.RS. Employer Identification Number)

Silvercrest Asset Management Group Inc.

1330 Avenue of the Americas, 38th Floor

New York, New York 10019

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 649-0600

David J. Campbell

General Counsel

Silvercrest Asset Management Group Inc.

1330 Avenue of the Americas

New York, New York 10019

(212) 649-0600

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies of all correspondence to:

Floyd I. Wittlin

Christina E. Melendi

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

(212) 705-7000

Approximate Date of Commencement of Proposed Sale to the Public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Per Share Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, par value $0.01 per share	6,720,443	$17.36	$116,666,890.48	$15,026.70

(1)	This Registration Statement registers 6,720,443 shares of Class A common stock of Silvercrest Asset Management Group Inc., of which 4,705,449 are issuable upon exchange of an equivalent number of Class B units of Silvercrest L.P. This Registration Statement also relates to such additional shares of Class A common stock of Silvercrest Asset Management Group Inc. as may be issued with respect to such shares of Class A common stock by way of a stock dividend, stock split or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sales prices of the Class A common stock on June 23, 2014, as reported on the Nasdaq Global Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 26, 2014

PRELIMINARY PROSPECTUS

6,720,443 Shares of Class A Common Stock

Silvercrest Asset Management Group Inc. is registering the resale from time to time by the selling stockholders identified in this prospectus or a supplement hereto of up to 6,720,443 shares of its Class A common stock, par value $0.01 per share, of which 4,705,449 shares are issuable upon exchange of Class B units of Silvercrest L.P. Silvercrest Asset Management Group Inc. is organized under the laws of the State of Delaware and is the general partner of Silvercrest L.P., a Delaware limited partnership.

The selling stockholders may offer the shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” or a supplement to this prospectus. Each selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

The registration of these shares does not necessarily mean that any holders will sell any of their shares or exchange their Class B units, which exchanges are subject to the restrictions set forth in the resale and registration rights agreement that we entered into with our principals. None of the executive officers of Silvercrest Asset Management Group Inc. have any present plans to sell any shares of Class A common stock. We will not receive any cash proceeds from the sale of any of our shares of Class A common stock by the selling stockholders.

Our Class A common stock is traded on the Nasdaq Global Market under the symbol “SAMG.” On June 25, 2014, the Nasdaq Global Market official closing price of our Class A common stock was $17.20 per share.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus to read about factors you should consider before buying our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. We are only offering to issue, and only seeking offers to acquire, the shares of Class A common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date, regardless of the time and delivery of this prospectus or of any sale of the shares.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

SILVERCREST ASSET MANAGEMENT GROUP INC.

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our Class A common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision. As used in this prospectus, unless otherwise specified or the context requires otherwise, the terms “we” or “us” refer to Silvercrest Asset Management Group Inc. and its subsidiaries, including Silvercrest L.P.

Overview

We are a premier, full-service wealth management firm focused on providing financial advisory and related family office services to ultra-high net worth individuals and institutional investors. In addition to a wide range of investment capabilities, we offer a full suite of complementary and customized family office services for families seeking comprehensive oversight of their financial affairs. As of March 31, 2014, our assets under management were $16.2 billion.

Company Information

Our principal executive offices are located at 1330 Avenue of the Americas, 38th Floor, New York, New York 10019 and our main telephone number is (212) 649-0600. Our website address is www.silvercrestgroup.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should consider carefully the risk factors described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 20, 2014, which report is incorporated by reference herein, as such information may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and all other information contained in or incorporated by reference in this prospectus, before deciding to invest in our Class A common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations, or forecasts, of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors summarized in the section of this prospectus entitled “Risk Factors” and as further described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 20, 2014, incorporated by reference herein, as such information may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statements to reflect circumstances or events after the date of this prospectus, or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the periodic and other reports we will file from time to time with the Securities and Exchange Commission, or SEC, after the date of this prospectus.

Forward-looking statements include, but are not limited to, statements about:

•	our anticipated future results of operations;

•	our potential operating performance and efficiency and any related reputational harm or negative perceptions in the market;

•	our expectations with respect to future levels of assets under management, inflows and outflows;

•	our financing plans, issuance of debt or senior equity securities, cash needs and liquidity position;

•	our intention to pay dividends and our expectations about the amount of those dividends;

•	our expected levels of compensation to our employees and our expected ability to hire and retain qualified investment professionals;

•	our expectations with respect to future expenses and the level of future expenses;

•	our expected tax rate, and our expectations with respect to deferred tax assets;

•	our estimates of future amounts payable pursuant to our tax receivable agreements and the contingent value rights we have issued;

•	our ability to retain clients from whom we derive a substantial portion of our assets under management;

•	our ability to maintain our fee structure;

•	our particular choices with regard to investment strategies employed;

•	our ability to handle market volatility in any and all markets to which we have exposure;

•	the cost of complying with current and future regulation, coupled with the cost of defending ourselves from related investigations or litigation;

•	failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct;

•	our ability to compete in an intensely competitive industry; and

•	our reliance on prime brokers, custodians, administrators and other agents.

The reports that we file with the SEC, accessible on the SEC’s website at www.sec.gov, identify additional factors that can affect forward-looking statements.

USE OF PROCEEDS

We will not receive any cash proceeds from the sale of shares of our Class A common stock by the selling stockholders pursuant to this prospectus. The selling stockholders will bear any underwriting commissions and discounts attributable to their sale of shares of our Class A common stock.

SELLING STOCKHOLDERS

As of the date of this prospectus, the selling stockholders collectively hold 2,014,984 shares of our Class A common stock and 4,705,449 Class B units of Silvercrest L.P. which may be exchanged for an equivalent number of shares of Class A common stock. The Class B units were distributed to the selling stockholders in connection with the reorganization of our company on June 26, 2013, immediately prior to the consummation of our initial public offering. Each share of our Class A common stock and Class B common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders.

Pursuant to the terms of the second amended and restated limited partnership agreement of Silvercrest L.P. and an exchange agreement entered into between us and the limited partners of Silvercrest L.P. (referred to as principals), each Class B unit of Silvercrest L.P. held by a principal is exchangeable for one share of our Class A common stock, subject to certain exchange timing and volume limitations described below. All Class B units held by a principal will be exchanged automatically for shares of our Class A common stock upon the termination of employment of such principal, other than in the case of retirement, subject to certain limitations described in an exchange agreement that we also entered into with our principals. Pursuant to the exchange agreement, as long as a principal is employed by us, each year, the principal and his or her permitted transferees may collectively exchange vested Class B units in an amount that does not exceed 20% of all Class B units that such principal and his or her permitted transferees collectively held on the first day of that year. Notwithstanding the foregoing, each principal has committed to retain at least 25% of the number of Class B units held by the principal on July 2, 2013. Any principal who is hired by us after July 2, 2013 may not exchange Class B units during his or her first year of employment.

In addition, we entered into a resale and registration rights agreement with our principals pursuant to which we agreed to file a registration statement to register the resale of the shares of Class A common stock issued upon exchange of Class B units pursuant to the exchange agreement described above. Pursuant to the resale and registration rights agreement, principals are permitted to sell shares of Class A common stock issued upon exchange of Class B units during the first 10-day period of the open trading window of each quarter by submitting a request to the executive committee of Silvercrest L.P. to sell a specified number of shares. The executive committee may, in its discretion, deny the request of any principal to sell his or her underlying shares of Class A common stock.

Selling stockholders shall not sell any of our Class A common stock pursuant to this prospectus until we have identified such selling stockholders, any relationship any selling stockholder has had with us in the three years prior to any such sale, the total number of shares of Class A common stock held by each selling stockholder before and after the sale and the number of shares of Class A common stock being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, subject to the terms of the resale and registration rights agreement, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act.

The table below describes certain selling stockholders’ beneficial ownership of our Class A common stock and Class B common stock (i) as of the date of this prospectus and (ii) assuming the selling stockholder has exchanged all Class B units currently owned by it for the equivalent number of our shares of Class A common stock and resold all such shares of our Class A common stock pursuant to this prospectus. Information about additional selling stockholders, if any, including their identities and the Class A common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Information concerning any the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus if and when necessary.

	Beneficial Ownership Prior to this Offering(1)					Beneficial Ownership After this Offering(1)(2)
Name and Address of Selling Stockholder	Number of Shares of Class A Common Stock (Column A)	Number of Shares of Class B Common Stock (Column B)	Percentage of Class A Common Stock (Column C)	Percentage of Class B Common Stock (Column D)	Number of Shares of Class A Common Stock that may be sold in the offering (Column E)	Number of Shares of Class A Common Stock (Column F)	Number of Shares of Class B Common Stock (Column G)	Percentage of Class A Common Stock (Column H)	Percentage of Class B Common Stock (Column I)
Estate of G. Moffett Cochran (3)	1,893,857	—	25.2%	—	1,893,857	—	—	—	—
David K. Murdock, Jr. (4)	1,297	—	*	—	1,297	—	—	—	—

*	Less than one percent
1)	Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. Unless otherwise noted, each person or group identified, possess sole voting and investment power with respect to the shares. In calculating the number of shares beneficially owned by each selling stockholder prior to and after this offering, we have based our calculations on 7,524,271 shares of Class A common stock and 4,705,449 shares of Class B common stock, each outstanding as of June 25, 2014.
2)	Assumes the sale of all shares of Class A common stock by the selling stockholder pursuant to this prospectus.
3)	The address for the Estate of G. Moffett Cochran is c/o Silvercrest Asset Management Group Inc., 1330 Avenue of the Americas, New York, New York 10019.
4)	The address for Mr. Murdock is c/o Silvercrest Asset Management Group Inc., 1330 Avenue of the Americas, New York, New York 10019.

PLAN OF DISTRIBUTION

The selling stockholders (which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are listed, quoted or traded, including the over-the-counter market, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of determination, may be higher or lower than the market price of our Class A common stock on the Nasdaq Global Market.

The selling stockholders may offer their shares from time to time pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreements by broker-dealers with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other lawful means not described in this prospectus.

In connection with the sale of our shares, the selling stockholders may sell the shares directly or through broker-dealers acting as a principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders, broker-dealers or agents that participate in the sale of the Class A common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit that they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may have liability as underwriters under the Securities Act.

The aggregate proceeds to each selling stockholder from the sale of our Class A common stock offered by them will be the purchase price of the Class A common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A common stock to be made directly or through agents. We will not receive any of the proceeds from an offering by the selling stockholders.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, our Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to activities of certain of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file an amendment or a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the number of shares being offered;

•	the names of such selling stockholder and the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commission or concessions allowed or re-allowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In the ordinary course of business, certain of the underwriters, broker-dealers or agents and their affiliates who may become involved in the sale of the Class A common stock may be customers and/or suppliers of, engage in transactions with, and perform services for, us.

We will pay all the fees and expenses incurred by us incident to the registration of the shares, except for underwriting discounts and commissions, fees and disbursements for counsel for any selling stockholder and certain other expenses, all of which will be borne by the selling stockholders.

We have agreed to indemnify the selling stockholders and their affiliates and representatives against certain liabilities, including liabilities arising under the Securities Act, in connection with the registration of the resale of the shares to which this prospectus relates.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Bingham McCutchen LLP, New York, New York.

EXPERTS

The consolidated financial statements of Silvercrest Asset Management Group Inc. and its subsidiaries (the “Company”) as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein, which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the completion of the Company’s initial public offering, its reorganization and accounting predecessor. Such financial statements have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to ‘incorporate by reference’ information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We file electronically with the SEC our annual reports on Form 10-K, quarterly interim reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC file number is 001-35733. We make available on or through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. You can also request copies of such documents by contacting our General Counsel, David Campbell, at (212) 649-0600. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after this registration statement is declared effective, and before the end of any offering made under this prospectus will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed document. We incorporate by reference the following information that has been filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 20, 2014;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 15, 2014;

•	our proxy statement in Schedule 14A filed with the SEC on April 30, 2014;

•	our current report on Form 8-K filed on March 25, 2014; and

•	our Registration Statement on Form 8-A filed on June 26, 2013.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requester. Requests for this information must be made to our General Counsel, David Campbell, at 1330 Avenue of the Americas, New York, NY 10019, or by telephone at (212) 649-0600.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by Silvercrest Asset Management Group Inc. (the “Registrant”) in connection with the Class A common stock being registered hereby. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$15,027
FINRA Filing Fee	18,000
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	15,000
Miscellaneous Expenses	5,000

Total	$68,027

Item 15. Indemnification of Directors and Officers.

Our second amended and restated certificate of incorporation provides that we, to the fullest extent permitted by Section 145 of the Delaware General Corporations Law, as amended from time to time, shall indemnify all persons whom we may indemnify pursuant thereto. It further provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized thereby.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit Number	Exhibits

4.1	Specimen Certificate for the Class A Common Stock of Silvercrest Asset Management Group Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Form S-1 filed by Silvercrest Asset Management Group Inc. on June 24, 2013)

4.2	Resale and Registration Rights Agreement of Silvercrest Asset Management Group Inc. (incorporated by reference to Exhibit 4.3 to Amendment No.4 to the Form S-1 filed by Silvercrest Asset Management Group Inc. on June 24, 2013)

5.1	Opinion of Bingham McCutchen LLP

23.1	Consent of Deloitte & Touche LLP

23.3	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

Item 17. Undertakings.

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 26, 2014.

SILVERCREST ASSET MANAGEMENT GROUP INC.

/s/ Richard R. Hough III
Richard R. Hough III
Chief Executive Officer and President

/s/ Scott A. Gerard
Scott A. Gerard
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott A. Gerard and Richard R. Hough, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard R. Hough III	(Principal Executive Officer) and Director	June 26, 2014
Richard R. Hough III

/s/ Scott A. Gerard	(Principal Financial and Accounting Officer)	June 26, 2014
Scott A. Gerard

/s/ Albert S. Messina	Director	June 26, 2014
Albert S. Messina

/s/ Wilmot H. Kidd III	Director	June 26, 2014
Wilmot H. Kidd III

/s/ Richard S. Pechter	Director	June 26, 2014
Richard S. Pechter

EXHIBITS

Exhibit Number	Exhibits

4.1	Specimen Certificate for the Class A Common Stock of Silvercrest Asset Management Group Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Form S-1 filed by Silvercrest Asset Management Group Inc. on June 24, 2013)

4.2	Resale and Registration Rights Agreement of Silvercrest Asset Management Group Inc. (incorporated by reference to Exhibit 4.3 to Amendment No.4 to the Form S-1 filed by Silvercrest Asset Management Group Inc. on June 24, 2013)

5.1	Opinion of Bingham McCutchen LLP

23.1	Consent of Deloitte & Touche LLP

23.3	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)